1 Marex Group plc Insider Trading Compliance Policy and Procedures

2 Marex Group plc Insider Trading Compliance Policy and Procedures 1. General United States federal and state laws prohibit trading in the securities of a company while in possession of material non-public information and in breach of a duty of trust or confidence. These laws also prohibit anyone who is aware of material non-public information from providing this information to others who may trade. Violating such laws can undermine investor trust, harm the reputation and integrity of Marex Group plc (together with its subsidiaries, the “Company”), and result in dismissal from the Company or even serious criminal and civil charges against the individual and the Company. The Company reserves the right to take whatever disciplinary or other measure(s) it determines, in its sole discretion, to be appropriate in any particular situation, including disclosure of wrongdoing to governmental authorities. Please refer to the Company's “Personal Account Dealing Policy” for additional requirements with respect to dealing in any securities. 2. Persons Covered and Administration of Policy This Insider Trading Compliance Policy and Procedures (this “Policy”) applies to all officers, directors and employees of the Company. For purposes of this Policy, “officers” refer to those individuals who meet the definition of “officer” under Section 16 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Individuals subject to this Policy are responsible for ensuring that members of their household comply with this Policy. This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, limited liability companies, partnerships, or trusts, and transactions by these entities should be treated for the purposes of this Policy as if they were for the individual’s own account. However, this Policy shall not apply to any such entity that engages in the investment of securities in the ordinary course of its business (e.g., an investment fund, investment vehicle or partnership) or any subsidiaries thereof if such entity has established its own insider trading controls and procedures in compliance with applicable securities laws and a Covered Person (as defined below) has represented to the Company that such entities: (a) engage in the investment of securities in the ordinary course of their respective businesses; (b) have established insider trading controls and procedures in compliance with applicable securities laws; and (c) are aware such securities laws prohibit any person or entity who has material, non-public information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities. The Company may determine that this Policy applies to additional persons with access to material non-public information, such as contractors or consultants. Officers, directors, and employees, together with any other person designated as being subject to this Policy by the Company Secretary or their designee (the “Company Secretary”), are referred to collectively as “Covered Persons.” Questions regarding the Policy should be directed to the Company Secretary, who is responsible for the administration of this Policy.

3 3. Policy Statement No Covered Person shall purchase or sell any type of security while in possession of material non-public information relating to the security or the issuer of such security in breach of a duty of trust or confidence, whether the issuer of such security is the Company or any other company. In addition, if a Covered Person is in possession of material non-public information about other publicly-traded companies, such as suppliers, customers, competitors or potential acquisition targets, the Covered Person may not trade in such other companies’ securities until the information becomes public or is no longer material. Further, no Covered Person shall purchase or sell any security of any other company, including another company in the Company’s industry, while in possession of material non-public information if such information is obtained in the course of the Covered Person’s employment or service with the Company. In addition, Covered Persons shall not directly or indirectly communicate material non- public information to anyone outside the Company (except in accordance with the Company’s policies regarding confidential information) or to anyone within the Company other than on a “need-to-know” basis. “Securities” includes stocks, bonds, notes, debentures, options, warrants, equity, and other convertible securities, as well as derivative instruments and Listed Notes, as defined below. “Purchase” and “sale” are defined broadly under federal securities law. “Purchase” includes not only the actual purchase of a security, but also any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but also any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, transfers, gifts, and acquisitions and exercises of warrants or puts, calls, pledging and margin loans, or other derivative securities. The laws and regulations concerning insider trading are complex, and Covered Persons are encouraged to seek guidance from the Company Secretary prior to considering a transaction in Company securities. 4. Blackout Periods No director, officer, or employee who is notified that they are listed on a schedule maintained by the Company Secretary, as amended from time to time (as well as any individual or entity covered by this Policy by virtue of their relationship to such director, officer or employee) shall purchase or sell any security of the Company during the period beginning on the 15th calendar day of the last month of any fiscal quarter of the Company and ending after completion of the second full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company, such period, a “blackout period.” A “trading day” is a day on which U.S. national stock exchanges are open for trading. If, for example, the Company were to make an announcement on Monday prior to 9:30 a.m. Eastern Time, then the blackout period would terminate after the close of trading on Tuesday. If an announcement were made on Monday after 9:30 a.m. Eastern Time, then the blackout period would terminate after the close of trading on Wednesday. If you have any question as to whether information is publicly available, please direct an enquiry to the Company Secretary. These prohibitions do not apply to: • purchases of the Company’s securities from the Company, or sales of the Company’s securities to the Company; • exercises of stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, in each case, that do not involve a market sale of

4 the Company’s securities (the “cashless exercise” of a Company stock option or other equity award through a broker does involve a market sale of the Company’s securities, and therefore would not qualify under this exception); • bona fide gifts of the Company’s securities, unless the individual making the gift knows, or is reckless in not knowing, the recipient intends to sell the securities while the donor is in possession of material non-public information about the Company; or • purchases or sales of the Company’s securities made pursuant to a plan adopted to comply with the Exchange Act Rule 10b5-1 (“Rule 10b5-1”). Exceptions to the blackout period policy may be approved by the Company Secretary or, in the case of exceptions for directors, the Board of Directors. The Company Secretary may recommend that directors, officers, employees, or others suspend trading in Company securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all of those individuals affected should not trade in the Company’s securities while the suspension is in effect, and should not disclose to others that the Company has suspended trading. 5. Preclearance of Trades by Directors, Officers, and Employees All transactions in the Company’s securities by directors, officers, and employees who are notified that they are listed on a schedule maintained by the Company Secretary, as amended from time to time, (each, a “Preclearance Person”) must be precleared by the Company Secretary or the Group Head of Legal for transactions by the Company Secretary. Preclearance should not be understood to represent legal advice by the company that a proposed transaction complies with the law. A request for preclearance must be in writing, should be made at least two business days in advance of the proposed transaction, and should include the identity of the Preclearance Person, a description of the proposed transaction, the proposed date of the transaction, and the number of shares or other securities involved. In addition, the Preclearance Person must execute a certification that they are not aware of material non-public information about the Company. The Company Secretary, or the Group Head of Legal for transactions by the Company Secretary, shall have sole discretion to decide whether to clear any contemplated transaction. All trades that are precleared must be effected within five business days of receipt of the preclearance. A precleared trade (or any portion of a precleared trade) that has not been effected during the five business day period must be submitted for preclearance determination again prior to execution. Notwithstanding receipt of preclearance, if the Preclearance Person becomes aware of material non-public information, or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. Transactions under a previously established Rule 10b5-1 Trading Plan that have been preapproved in accordance with this Policy are not subject to further preclearance. None of the Company, the Company Secretary, or the Company’s other employees will have any liability for any delay in reviewing, or refusal of, a request for preclearance. 6. Material Non-public Information Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell, or hold a security, or if the information is likely to have a significant effect on the market price of the security. Material information can be positive or negative, and can relate to virtually any aspect of a company’s

5 business or to any type of security, debt, or equity. Also, information that something is likely to happen in the future—or even just that it may happen—could be deemed material. Examples of material information may include (but are not limited to) information about: • corporate earnings or earnings forecasts; • possible mergers, acquisitions, tender offers, or dispositions; • important business developments, such as developments regarding strategic collaborations and new services; • management or control changes; • significant financing developments including pending public sales or offerings of debt or equity securities; • defaults on borrowings; • bankruptcies; • cybersecurity or data security incidents; and • significant litigation or regulatory actions. Information is “non-public” if it is not available to the general public. In order for information to be considered “public,” it must be widely disseminated in a manner that makes it generally available to investors in a Regulation FD-compliant method, such as through a press release, a filing with the U.S. Securities and Exchange Commission (the “SEC”) or a Regulation FD-compliant conference call. The Company Secretary shall have sole discretion to decide whether information is public for purposes of this Policy. The circulation of rumours, even if accurate and reported in the media, does not constitute public dissemination. In addition, even after a public announcement, a reasonable period of time may need to lapse in order for the market to react to the information. Generally, the passage of two full trading days following release of the information to the public is a reasonable waiting period before such information is deemed to be public. 7. Trading Restrictions Regarding Debt Instruments Traded on the Vienna Stock Exchange’s Multilateral Trading Facility The Company has issued certain debt instruments that are admitted to trading on the Vienna Stock Exchange’s Multilateral Trading Facility (the “Vienna MTF”), namely (i) the EUR 300,000,000 8.375 per cent. Notes due 2028, and (ii) the U.S. $100,000,000 13.250 per cent. Fixed Rate Reset Perpetual Subordinated Contingent Convertible Notes (together, the “Listed Notes”). As such, the Company has to comply with regulatory requirements under the EU Market Abuse Regulation (“EU MAR”). In addition to the restrictions and procedures included in this Policy, any Covered Person who is in possession of “inside information” as defined under EU MAR (“MAR Inside Information”) relating, directly or indirectly, to the Listed Notes is prohibited from dealing in the Listed Notes, and any Covered Person who has confidential information that has the potential to become MAR Inside Information relating, directly or indirectly, to the Listed Notes must seek pre-clearance from the Company Secretary before trading Listed Notes, in accordance with this policy. Furthermore, no Covered Person shall trade any Listed Notes during the 30-day period prior to the announcement of each of the Company's half-year report and financial year-end report, or preliminary results announcement in respect of such period, which the issuer is obliged to make public according to the rules of the Vienna MTF or applicable law. If a Covered Person is in possession of MAR Inside Information and they deal in the Company’s Listed Notes, or if they encourage another person to deal in such Listed Notes, they

6 could be found guilty of the criminal offence of insider dealing and they could be found to have committed one of the civil offences of market abuse under EU MAR and/or UK Market Abuse Regulation. 8. Post-Termination Transactions If an individual is in possession of material non-public information when the individual’s service terminates, the individual may not trade in the Company’s securities until that information has become public or is no longer material. 9. Prohibited Transactions The Company has determined that there is a heightened legal risk and the appearance of improper or inappropriate conduct if persons subject to this Policy engage in certain types of transactions. Therefore, Covered Persons shall comply with the following policies with respect to certain transactions in the Company’s securities. 10. Short Sales Short sales of the Company’s securities are prohibited by this Policy. Short sales of the Company’s securities, or sales of shares that the Covered Person does not own at the time of sale, or sales of shares against which the Covered Person does not deliver the shares within 20 days after the sale, evidence an expectation on the part of the seller that the securities will decline in value, and, therefore, signal to the market that the seller has no confidence in the Company or its short- term prospects. 11. Options Transactions in puts, calls, or other derivative securities involving the Company’s equity securities, on an exchange, on an over-the-counter market, or in any other organised market, are prohibited by this Policy. A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and, therefore, creates the appearance that a Covered Person is trading based on material non-public information. Transactions in options, whether traded on an exchange, on an over-the-counter market, or any other organised market, also may focus a Covered Person’s attention on short-term performance at the expense of the Company’s long- term objectives. 12. Hedging Transactions Hedging transactions involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, are prohibited by this Policy. Such transactions allow the Covered Person to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the Covered Person may no longer have the same objectives as the Company’s other shareholders.

7 13. Margin Accounts and Pledging Individuals are prohibited from pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account. This prohibition does not apply to cashless exercises of stock options under the Company’s equity plans, nor to situations approved in advance by the Company Secretary. 14. Partnership Distributions Nothing in this Policy is intended to limit the ability of an investment fund, investment vehicle, venture capital partnership, or other similar entity with which a director is affiliated to distribute Company securities to its partners, members, shareholders, or other similar persons. It is the responsibility of each affected director and the affiliated entity, in consultation with their own counsel (as appropriate), to determine the timing of any distributions, based on all relevant facts and circumstances, and applicable securities laws. 15. Rule 10b5-1 Trading Plans The trading restrictions set forth in this Policy, other than those transactions described under “Prohibited Transactions,” do not apply to transactions under a previously established contract, plan, or instruction to trade in the Company’s securities entered into in accordance with Rule 10b5-1 (a “Trading Plan”) that: • has been submitted to and preapproved by the Company Secretary; • includes a “Cooling Off Period” for o directors and officers that extends to the later of 90 days after adoption or modification of a Trading Plan or two business days after filing the Form 20- F or Form 6-K disclosing financial results covering the fiscal quarter in which the Trading Plan was adopted, up to a maximum of 120 days; and o employees and any other persons, other than the Company, that extends 30 days after adoption or modification of a Trading Plan; • for directors and officers, includes a representation in the Trading Plan that the director or officer is (1) not aware of any material non-public information about the Company or its securities; and (2) adopting the Trading Plan in good faith and not as part of a plan or scheme to evade Rule 10b-5; • has been entered into in good faith at a time when the individual was not in possession of material non-public information about the Company and not otherwise in a blackout period, and the person who entered into the Trading Plan has acted in good faith with respect to the Trading Plan; • either (1) specifies the amounts, prices, and dates of all transactions under the Trading Plan; or (2) provides a written formula, algorithm, or computer program for determining the amount, price, and date of the transactions, and (3) prohibits the individual from exercising any subsequent influence over the transactions; and • complies with all other applicable requirements of Rule 10b5-1.

8 The Company Secretary may impose such other conditions on the implementation and operation of the Trading Plan as the Company Secretary reasonably deems necessary or advisable to comply with applicable law. Individuals may not adopt more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to preapproval by the Company Secretary. An individual may only modify a Trading Plan outside of a blackout period and, in any event, when the individual does not possess material non-public information. Modifications to and terminations of a Trading Plan are subject to preapproval by the Company Secretary and modifications of a Trading Plan that change the amount, price, or timing of the purchase or sale of the securities underlying a Trading Plan will trigger a new Cooling-Off Period. The Company reserves the right to publicly disclose, announce, or respond to enquiries from the media regarding the adoption, modification, or termination of a Trading Plan and non- Rule 10b5-1 trading arrangements, or the execution of transactions made under a Trading Plan. The Company also reserves the right from time to time to suspend, discontinue, or otherwise prohibit transactions under a Trading Plan if the Company Secretary or the Board of Directors, in its reasonable discretion, determines that such suspension, discontinuation, or other prohibition is necessary to prevent a violation of this Policy or applicable law. Compliance of a Trading Plan with the terms of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, and none of the Company, the Company Secretary, or the Company’s other employees assumes any liability for any delay in reviewing and/or refusing to approve a Trading Plan submitted for approval, nor the legality or consequences relating to a person entering into, informing the Company of, or trading under, a Trading Plan. 16. Interpretation, Amendment, and Implementation of this Policy The Company Secretary shall have the authority to interpret and update this Policy and all related policies and procedures. In particular, such interpretations and updates of this Policy, as authorised by the Company Secretary, may include amendments to or departures from the terms of this Policy, to the extent consistent with the general purpose of this Policy and applicable securities laws. Actions taken by the Company, the Company Secretary, or any other Company personnel do not constitute legal advice, nor do they insulate you from the consequences of noncompliance with this Policy or with securities laws. 17. Certification of Compliance All directors, officers, employees, and others subject to this Policy may be asked periodically to certify their compliance with the terms and provisions of this Policy.